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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SilverStream Software, Inc. for the registration of 154,580 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2002, with respect to the consolidated financial statements of SilverStream Software, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP
                                      April 9, 2002